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                                                                    Exhibit 3.24

                  Office of the Mississippi Secretary of State
              P.O. Box 136, Jackson, MS 39205-0136  (601) 359-1333
                            Article of Incorporation

     The undersigned persons, pursuant to Section 7-4-2.02 (if a profit corporation) or Section 79-11-137 (if a nonprofit corporation) of the Mississippi Code of 1972, hereby execute the following document and set forth:

     Type of corporation:   Profit.

     1.   Name of corporation:                  Riverboat Corporation of
                                                Mississippi - Vicksburg

     2.   Domicile Address is:                  403 South State Street
                                                Jackson, MS 39201

     3.   For nonprofits only:                  N/A

     4. The number (and classes, if any) of shares the corporation is authorized to issue is (are) as follows

          Class(es): None
          # of shares authorized: 5000

     5.   The street address of its
          initial registered office is:         403 South State Street
                                                Jackson, MS 39201

          and the name of its initial
          registered agent at such address is:  R. Scott Levanway

     6.   Name and complete address of          R. Scott Levanway
          each incorporator:                    403 South State Street
                                                Jackson, MS 39201

                                                Anne Heidke
                                                403 South State Street
                                                Jackson, MS 39201

     7.   Other Provisions:                     None

                                Incorporators:  /s/ R. Scott Levanway
                                                ---------------------

                                                /s/ Ann Heidke
                                                ---------------------